Joel Ackerman
466 Lexington Avenue
New York, New York  10017
Coventry Health Care, Inc. (CVH)
September 4, 2003


Exhibit 99.2
------------

     On September 4, 2003, Equity Partners distributed an aggregate of 2,999,997 shares of Common Stock to its partners. As a result of the distribution, Mr. Moorhead individually received 5,879 shares of Common Stock, resulting in a change in his beneficial ownership from indirect ownership to direct ownership. As stated above, Mr. Moorhead individually and directly owns an aggregate 31,120 shares of Common Stock, including the shares of Common Stock acquired in connection with the distribution referred to in the preceding sentence.

Joel Ackerman
466 Lexington Avenue
New York, New York  10017
Coventry Health Care, Inc. (CVH)
September 4, 2003


1.   Name:    Rodman W. Moorhead, III (Director)
     Address: 466 Lexington Avenue
              New York, New York  10017


Designated Filer:          Joel Ackerman
Issuer & Ticker Symbol:    Coventry Health Care, Inc. (CVH)
Date of Transaction Giving
Rise to Filing:            September 4, 2003

Joel Ackerman
466 Lexington Avenue
New York, New York  10017
Coventry Health Care, Inc. (CVH)
September 4, 2003


                    Director

                    /s/ Scott A. Arenare                       September 4, 2003
                    -----------------------                    -----------------
                    Name: Scott A. Arenare                     Date
                    Title: Attorney in Fact for Director Mr.
                    Rodman W. Moorhead, pursuant to the Power
                    of Attorney, dated January 1, 2003, filed as
                    Exhibit 24 to the Form 4 filed on May 30, 2003
                    which is incorporated herein by reference.